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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of Entrust Technologies Inc. on Form S-8 of our report dated June 2, 1998, appearing in the Registration Statement on Form S-1 (File No. 333-57275) of Entrust Technologies Inc.

Willi & Partner AG

/s/  Bruno Wust
Bruno Wust
Auditor in charge
Wetzikon, Switzerland
October 1, 1998